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                                                                   EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

                                              JURISDICTION
         SUBSIDIARY                         OF INCORPORATION
         ----------                         ----------------
SatCon Applied Technology, Inc.                Delaware
SatCon Power Systems, Inc.*                    Delaware
SatCon Electronics, Inc.**                     Delaware
Ling Electronics, Ltd.                         United Kingdom
SatCon Power Systems Canada, Ltd.              Canada

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* Also doing business as "MagMotor" and "Ling Electronics"

** Also doing business as "Film Microelectronics, Inc."